                                                                    EXHIBIT 99.1



April 18, 2002







                        REGIONS ANNOUNCES RECORD EARNINGS

Regions Financial Corporation today announced record earnings for the quarter ended March 31, 2002. Net income totaled $154.1 million or $.66 per diluted share for the first quarter of 2002, a 16% increase on a per share basis, compared to $122.8 million or $.57 per diluted share for the first quarter of 2001.

Carl E. Jones, Jr., chairman, president and chief executive officer of Regions, said, "We are pleased that the momentum in the last half of 2001 continued with a solid first quarter highlighted by continued improvement in our interest margin, low loan losses and focused control of overhead costs."

"Over the past twelve months, our organization has been extraordinarily focused on growing revenues and integrating our new partnerships with Morgan Keegan and Rebsamen. We are very pleased with the progress we have made on these initiatives. Our line bankers have demonstrated tremendous dedication to our commercial and consumer sales efforts. Morgan Keegan, Rebsamen and line bank leadership have forged strong partnerships and processes to ensure that we provide customers with a complete set of products. Although the economy has been soft and impacted us along with others, we are seeing encouraging signs that these initiatives are moving us toward our goal of being the premier financial services company in the South," Jones stated.

The net interest margin increased 8 basis points during the first quarter of 2002 to 3.85%, from 3.77% in the fourth quarter of 2001.

Net loan charge-offs totaled $19.6 million in the first quarter of 2002, or 26 basis points, with a provision for loan losses of $30.0 million. At March 31, 2002 the allowance for loan losses totaled $429.6 million or 1.40% of loans.

Non-interest expense totaled $402.4 million in the first quarter of 2002, compared to $418.7 million in the fourth quarter of 2001, as all categories of expense declined. "We continue to focus on control of expenses and improved productivity in all areas of the company, as we experience the lingering effects of a weaker economic environment, which is impacting earning asset growth and market-driven revenues. We are optimistic that growth will improve as economic recovery becomes more firmly engrained," Jones stated.

Return on average assets improved to 1.40% in the first quarter of 2002, with a return on average stockholders' equity of 15.31%. Stockholders' equity totaled $4.1 billion and represented 9.24% of assets at March 31, 2002.

Last week, Regions announced that it had begun the process of listing its common stock on the New York Stock Exchange (NYSE). Concurrent with the NYSE listing, which is expected to occur on May 3rd, Regions common stock will begin trading under the symbol "RF".

Regions Financial Corporation, with $44.2 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Regions' banking affiliates offer banking services from more than 680 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 140 offices of Morgan Keegan & Company, Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and the Fortune 500 listing of America's largest companies; its common stock is currently traded on the Nasdaq National Market System under the symbol RGBK.

                               Continued Next Page

April 18, 2002
Page Two


                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                        Three Months Ended
                                                                                             March 31
                                                                       ----------------------------------------------
                                                                          2002                 2001             Change
                                                                          ----                 ----             ------
Earnings

Net income                                                             $   154,063          $   122,752           26%
Add back: excess purchase price amortization*                                   --          $     7,260
                                                                       -----------          -----------
Net income as adjusted for the adoption of FAS 142*                    $   154,063          $   130,012           18%

Per share:
 Net income                                                            $      0.67          $      0.57           18%
 Net income-diluted                                                    $      0.66          $      0.57           16%
 Net income, as adjusted for the adoption of FAS 142*                  $      0.67          $      0.61           10%
 Net income-diluted, as adjusted for the adoption of FAS 142*          $      0.66          $      0.60           10%
 Cash dividends declared                                               $      0.29          $      0.28            4%

                                                                                             March 31
                                                                       ----------------------------------------------
Financial Condition                                                       2002                 2001             Change
                                                                          ----                 ----             ------
Total assets                                                           $44,245,980          $46,143,235           -4%
Loans, net of unearned income                                          $30,751,645          $31,123,240           -1%
Securities                                                             $ 7,853,241          $ 8,529,142           -8%
Total earning assets                                                   $40,778,724          $42,580,289           -4%
Total deposits                                                         $30,077,386          $31,182,863           -4%
Stockholders' equity                                                   $ 4,087,076          $ 3,801,459            8%
Stockholders' equity per share                                         $     17.71          $     16.64            6%

Selected Ratios

Return on average stockholders' equity based on
  net income                                                                15.31%               14.82%
Return on average stockholders' equity based on net
  income as adjusted for the adoption of FAS 142*                           15.31%               15.70%
Return on average total assets based on
  net income                                                                 1.40%                1.15%
Return on average total assets based on net income
  as adjusted for the adoption of FAS 142*                                   1.40%                1.22%
Stockholders' equity to total assets                                         9.24%                8.24%
Allowance for loan losses as a percentage
  of loans, net of unearned income                                           1.40%                1.23%
Loans, net of unearned income, to
  total deposits                                                           102.24%               99.81%


* On January 1, 2002, Regions adopted FAS 142 which eliminated amortization of excess purchase price. If FAS 142 had been in effect in 2001, net income per share and net income per diluted share would have increased by $.04 and $.03, respectively, for the three months ended March 31, 2001.

For additional information, visit Regions' Web site at http://www.regions.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.


                               Continued Next Page

April 18, 2002
Page Three



Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

           FINANCIAL SUPPLEMENT TO FIRST QUARTER 2002 EARNINGS RELEASE


HIGHLIGHTS

The following are first quarter highlights for Regions:

- Net income for the first quarter of 2002 totaled $154.1 million or $.66 per diluted share, compared to $138.2 million or $.60 per diluted share for the fourth quarter of 2001 and $122.8 million or $.57 per diluted share for the first quarter of 2001.

- Net income in 2002 excludes amortization of excess purchase price in accordance with FAS 142, "Goodwill and Other Intangible Assets", which became effective on January 1, 2002. Excluding amortization of excess purchase price for the first quarter of 2001 and for the fourth quarter of 2001 would result in net income per diluted share of $.60 and $.66, respectively.

- Highlights of the first quarter include: (1) continued improvement in the interest margin, (2) low loan losses and (3) stringent control of expenses.

- The interest margin improved 8 basis points (bps.) to 3.85% in the first quarter of 2002 as rates on interest-bearing liabilities continued to decline more rapidly than did rates on interest-earning assets. This is the third consecutive quarter of an improved interest margin.

- Net loan losses annualized to 26 bps. of average loans in the first quarter of 2002. Net loan charge-offs totaled $19.6 million with a provision for loan losses of $30.0 million in the first quarter of 2002. The allowance for loan losses increased to 1.40% of loans at March 31, 2002.

- On a linked-quarter basis, adjusting for the effect of adopting FAS 142 on January 1, 2002, total non-interest expenses declined $2.5 million or 2.4% annualized in the first quarter of 2002. Almost all categories of expense reflected declining trends.

- Earning asset growth and market-driven revenues in the first quarter of 2002 were negatively impacted by the lingering effects of the weaker economic environment and by management initiatives to improve the profitability of the earning asset mix.

- Retail transaction deposit balances continued to reflect strong growth in the first quarter of 2002. Retail transaction deposit balances increased $569 million (17.6% annualized) in the first quarter, based on linked-quarter average balances, excluding acquisitions.

Comparisons of Regions first quarter 2002 financial performance to certain prior periods are significantly affected by the acquisition of Morgan Keegan, which occurred on March 30, 2001, and the fourth quarter 2001 acquisitions of Park Meridian and First Texas Bancshares, all of which were accounted for as a purchases. The second quarter of 2001 was the first quarter that Morgan Keegan's operations were reflected in Regions income statement, average balance sheet and related yields and rates. Morgan Keegan's assets and liabilities were reflected in Regions actual balance sheet as of March 31, 2001.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 2


The addition of Morgan Keegan better diversified Regions' revenue stream, resulting in non-interest income totaling 42% of revenues in the first quarter of 2002, up from 29% in the first quarter of last year.

BALANCE SHEET CHANGES

Average total loans declined less than 1% annualized, using linked-quarter average balances, primarily due to a reduction in the residential mortgage loan portfolio and the lingering effects of the weaker economic environment. Excluding the effect of loans added by acquisitions, total loans declined approximately 4% annualized in the first quarter of 2002, using linked-quarter average balances. Declines in real estate mortgage loans were partially offset by growth in the commercial and industrial and consumer categories. Community Bank loans, which exclude wholesale loan product categories, grew 1% on a linked quarter, annualized basis, excluding acquisitions.

Security balances declined as proceeds from calls and maturities were not reinvested. Regions has taken steps over the past year to reduce the percentage of assets dedicated to low margin loans and investment products in an effort to better deploy capital and reduce interest sensitivity.

Average earning assets decreased 5.7% on a linked-quarter annualized basis due primarily to lower balances of loans, securities and short-term investments. Excluding acquisitions, average earning assets decreased 6.3% on a linked-quarter annualized basis.

Non-interest bearing, interest-bearing checking, money market and savings accounts reflected strong growth, up $569 million or 18% annualized based on linked-quarter average balances, excluding acquisitions. Retail certificates of deposit reflected a decline of approximately $506 million, based on linked quarter average balances excluding acquisitions, due to less aggressive pricing of these products. Total core deposits, which exclude wholesale deposit funding sources, increased at a less than 1% annualized rate during the first quarter, excluding deposits added by acquisitions. Wholesale deposit funding sources declined $498 million, based on linked-quarter average balances, as rates on these deposits products were less favorable compared to other funding sources.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) decreased $19.8 million or 12% annualized on a linked-quarter annualized basis compared to fourth quarter 2001. Taxable equivalent net interest income decreased $6.4 million and non-interest income decreased $13.4 million. Net interest income declined due to a lower level of earning assets, partially offset by improved spreads. The decline in non-interest income was due to lower fees in the brokerage and investment banking and mortgage banking areas, as well as lower deposit service charge fees.

Net interest income (taxable equivalent) decreased $6.4 million due to a decline in earning assets partially offset by an 8 bps. increase in the net interest margin. The yield on interest-earning assets declined 33 bps. this quarter, while the rate on interest-bearing liabilities declined 48 bps. The increase in the net interest margin is primarily due to the repricing of many of Regions' funding sources, particularly certificates of deposits, to lower rates. Current modeling indicates that Regions' net interest margin

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 3


should be relatively stable in the second quarter of 2002, assuming no further changes in market interest rates.

Total first quarter non-interest income (excluding securities transactions) decreased $13.4 million (18% annualized) from fourth quarter levels and totaled 42% of total revenue. Brokerage and investment banking income decreased $7.7 million as volume declined. Trust fees totaled $15.7 million in the first quarter of 2002, an increase of $2.9 million compared to fourth quarter 2001, due to seasonal fluctuations and increased sales efforts. Service charges on deposit accounts decreased $3.8 million compared to the fourth quarter, a reflection of seasonal fluctuations and a modification of the structure of certain deposit accounts. Mortgage servicing and origination fees in the first quarter decreased $4.8 million compared to the fourth quarter, primarily due to fewer number of loans serviced and lower levels of production. Single-family mortgage production was $1.0 billion in the first quarter of 2002, compared to $1.3 billion in fourth quarter 2001. Regions mortgage servicing portfolio totaled $18.8 billion at March 31, 2002, compared to $19.1 million at December 31, 2001. Other non-interest income was flat compared to fourth quarter 2001 levels. Higher gains associated with sales of mortgage loans held for sale were offset by lower capital market fees and ATM fees. Beginning in the first quarter of 2002, Regions began reporting gains/losses related to the sale of mortgage loans held for sale in the other non-interest income category. In prior period these net gains/losses were reported in other non-interest expense. All periods presented have been adjusted to reflect this change in reporting.

In the first quarter of 2002, total non-interest expenses decreased $16.3 million (15.6% annualized), compared to fourth quarter 2001 operating expenses. This decrease is due in part to the discontinued amortization of excess purchase price in connection with the adoption of FAS 142, as well as reduced overhead at Morgan Keegan (primarily associated with lower revenues). Excluding the impact of the adoption of FAS 142, first quarter non-interest expense decreased 2.4%, on a linked-quarter annualized basis. Salaries and employee benefits decreased $790,000 due to lower commissions and incentives related to lower production at Morgan Keegan and Regions' mortgage subsidiary, significantly offset by seasonally higher payroll taxes. Net occupancy and furniture and equipment expense declined $2.8 million in the first quarter of 2002 from the fourth quarter of 2001. Other non-interest expense decreased $12.7 million from fourth quarter levels, due primarily to reduced amortization of excess purchase price (adoption of FAS 142), reduced amortization of mortgage servicing rights and write downs of other real estate.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 4


The following table illustrates the trends in operating expenses between the fourth quarter of 2001 and first quarter of 2002.

---------------------------------------------------------------------------------------------------------------------
Non-Interest Expense Comparison
---------------------------------------------------------------------------------------------------------------------
                                    Fourth          First                       First
                                    Quarter        Quarter                     Quarter
                                     2001           2002        Impact of       2002                        Percent
                                      As             As        Adoption of        As          Dollar         Change
($ amounts in thousands)           Reported*      Reported       FAS 142       Adjusted       Change       Annualized
---------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits     $238,152       $237,362            --       $237,362       $  (790)        (1.3)%
Other non-interest expenses         180,526        164,998       $13,809        178,807        (1,719)        (3.8)%
                                   --------       --------       -------       --------       -------        ------
  Total non-interest expenses      $418,678       $402,360       $13,809       $416,169       $(2,509)        (2.4)%

* - Other non-interest expenses have been adjusted to reflect the reclassification of net gains/losses on sale of mortgage loans held for sale.

The provision for loan losses in the first quarter of 2002 was $30.0 million or 0.40% annualized of average loans. Net loan charge-offs for the first quarter of 2002 were $19.6 million (0.26% of average loans annualized), compared to $49.3 million (0.64% of average loans annualized) in the fourth quarter of 2001 and $28.5 million (0.30% of average loans annualized) in the first quarter of last year. The lower level of net loan charge-offs in the first quarter of 2002 is due primarily to lower commercial loan losses. In light of management's assessment of economic conditions and the current levels of non-performing assets, Regions' allowance for loan losses was increased to $429.6 million or 1.40% of total loans at March 31, 2002, compared $419.2 million or 1.36% of total loans at December 31, 2001, and $381.6 million or 1.23% of loans at March 31, 2001.

The rate of increase in non-performing assets slowed significantly during the first quarter of 2002. Total non-performing assets at March 31, 2002 were $364.1 million or 1.18% of loans and other real estate, an increase of $10.7 million from the $353.4 million or 1.14% of loans and other real estate at December 31, 2001. This increase is attributable to a $8.2 million increase in non-accrual loans primarily related to commercial and commercial real estate credits and a $3.1 million increase in other real estate. As of March 31, 2002, renegotiated loans and other real estate totaled $42.2 million and $44.0 million, respectively with non-accrual loans totaling $277.9 million at that date. Loans past due 90 days or more totaled $44.9 million at March 31, 2002, a $1.9 million decrease compared to $46.8 million at December 31, 2001.

Regions non-performing loan portfolio is comprised primarily of a number of small to medium size loans that are diversified geographically throughout its franchise. The 25 largest non-accrual loans range from $13.4 million to $1.5 million, with only one loan above $10 million. The majority of these loans are to borrowers in manufacturing related industries and real estate development. Of the total $277.9 million in non-accrual loans at March 31, 2002, approximately $83.7 million (30% of total non-accruing loans) are secured by single-family residences, which historically have had very low loss ratios.

Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimations that may change in the future. Unfavorable changes

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 5


in the factors used by management to determine the adequacy of the reserve or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

The effective tax rate increased in the first quarter of 2002 to 28.7% from 28.1% in the fourth quarter of 2002, primarily due to a decline in non-taxable income as a percent of total income.

MORGAN KEEGAN PERFORMANCE

The integration of Morgan Keegan continues on schedule. Morgan Keegan and line bank leadership have established processes to ensure that customers are provided with a complete set of products. The weak economy has impacted Morgan Keegan as it has others in the industry, but the integration initiatives are producing encouraging signs.

Morgan Keegan produced net income of $9.8 million for the quarter ended March 31, 2002. Compared to the fourth quarter of 2001, Morgan Keegan's first quarter net income decreased $3.7 million, due primarily to lower commissions and fees in the private client and fixed income divisions. Revenue associated with the private client group decreased 5.4% in the first quarter compared to fourth, while revenue from the fixed income, equity and money management areas decreased 11.2%, 7.5% and 2.8%, respectively. Morgan Keegan's fixed income capital markets division continues as the top revenue producing line of business. Revenues from the fixed income capital markets division totaled $49.5 million in the current quarter, which represents 38% of Morgan Keegan's revenue. Total revenues for Morgan Keegan during the first quarter of 2002 totaled $129.2 million compared to $143.1 million in total revenues reported for the fourth quarter of 2001.

On a linked-quarter basis, Morgan Keegan's overhead decreased $8.4 million compared to the previous quarter due primarily to lower compensation costs associated with lower production levels.

The total number of financial advisors at Morgan Keegan have increased to approximately 940 and approximately 17,000 new accounts were opened during the first quarter. Total customer assets were $32.5 billion at March 31, 2002, up from approximately $31.6 billion at December 31, 2001.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 6


The following table shows the components of revenue contributed by Morgan Keegan for the three months ended March 31, 2002 and December 31, 2001.

--------------------------------------------------------------------------------------
Morgan Keegan
Summary Income Statement
--------------------------------------------------------------------------------------
                                    Three months        Three months
($ amounts in thousands)               ended               ended                %
                                   March 31, 2002      Dec. 31, 2001          Change
--------------------------------------------------------------------------------------
Revenues:
  Commissions                         $ 32,496            $ 33,328             -2.5%
  Principal transaction                 54,642              59,902             -8.8
  Investment banking                    14,765              18,313            -19.4
  Interest                              12,090              15,138            -20.1
  Investment advisory                   12,111              12,450             -2.7
  Other                                  3,070               3,959            -22.5
                                      --------            --------
     Total revenues                    129,174             143,090             -9.7

Expenses:
  Interest expense                       6,452               8,253            -21.8
  Non-interest expense                 107,444             114,038            *-5.8
                                      --------            --------
     Total expenses                    113,896             122,291             -6.9

Income before income taxes              15,278              20,799            -26.5

Income taxes                             5,500               7,300            -24.7
                                      --------            --------

Net income                            $  9,778            $ 13,499            -27.6%
                                      ========            ========

* - Excludes $6.6 million in amortization of excess purchase price.


------------------------------------------------------------------------------------------------------
Morgan Keegan
Breakout of Revenue by Division
Three months ended
March 31, 2002
------------------------------------------------------------------------------------------------------
                                                Fixed Income    Equity
                                   Private         Capital      Capital     Investment    Interest
($ amounts in thousands)            Client         Markets      Markets      Advisory      & Other
------------------------------------------------------------------------------------------------------
$ amount of revenue                $43,519         $49,538      $10,385       $12,249      $13,484
% of gross revenue                    33.7%           38.3%         8.0%          9.5%        10.5%

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 7


ACQUISITION ACTIVITY

Acquisitions completed since March 31, 2001 include the following (in thousands):

----------------------------------------------------------------------------------------------------------------
                                                                 Total         Total        Accounting
Date            Company Acquired                Total Assets     Loans       Deposits         Method     Offices
----------------------------------------------------------------------------------------------------------------
November 2001   Park Meridian, Inc.,              $309,844      $237,937      $218,700       Purchase        3
                headquartered in Charlotte,
                North Carolina

December 2001   First Bancshares of Texas,        $188,953      $ 87,293      $172,151       Purchase        6
                Inc., headquartered in
                Houston, Texas

----------------------------------------------------------------------------------------------------------------
                Totals                            $498,797      $325,230      $390,851                       9
----------------------------------------------------------------------------------------------------------------

At March 31, 2002, Regions had two pending acquisitions. Independence Bank, which operates three offices in the Houston, Texas area, has approximately $107 million in assets. Brookhollow Bancshares, Inc., which operates four offices in the Dallas, Texas area, has approximately $144 million in assets. The Brookhollow transaction closed on April 2, 2002, while the Independence transaction is expected to close later in the second quarter of 2002.

As a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the first quarter of 2002 Regions repurchased 1.2 million shares issued in connection with the fourth quarter acquisitions. Regions is authorized to repurchase 2.6 million shares in connection with fourth quarter acquisitions. No shares were repurchased under its general buyback program. Regions is authorized to buy up to 12 million share under the general buyback program.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2002 EARNINGS RELEASE
PAGE 8


by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                   ----------------------------------------------------------------------------
                                                     3/31/00          6/30/00         9/30/00        12/31/00         3/31/01
                                                   ----------------------------------------------------------------------------
ASSETS
Cash and due from banks                            $  1,038,303    $  1,140,766    $  1,076,869    $  1,210,872    $  1,043,984
Interest-bearing deposits in other banks                 51,875           2,202           2,449           3,246       1,095,419
Investment securities                                 3,602,979       3,626,457       3,607,520       3,539,202          44,864
Securities available for sale                         5,528,877       5,619,226       5,545,803       5,454,969       8,484,278
Trading account assets                                   24,155          18,652          21,317          13,437         601,374
Mortgage loans held for sale                            351,978         356,801         251,063         222,902         466,614
Federal funds sold and securities purchased
  under agreement to resell                              61,863          72,108         246,556          95,550         241,382
Margin receivables                                           --              --              --              --         523,118
Loans                                                29,164,121      30,479,546      31,299,305      31,472,656      31,214,746
Unearned income                                         (82,834)        (88,556)        (95,242)        (96,193)        (91,506)
                                                   ------------    ------------    ------------    ------------    ------------
    Loans, net of unearned income                    29,081,287      30,390,990      31,204,063      31,376,463      31,123,240
Allowance for loan losses                              (352,998)       (363,475)       (373,699)       (376,508)       (381,570)
                                                   ------------    ------------    ------------    ------------    ------------
    Net Loans                                        28,728,289      30,027,515      30,830,364      30,999,955      30,741,670
Premises and equipment                                  585,934         588,697         596,900         598,632         624,841
Interest receivable                                     300,445         326,815         333,294         349,637         310,474
Due from customers on acceptances                        85,624          53,969          24,274         107,912         107,472
Other assets                                          1,058,081       1,068,306       1,090,687       1,091,979       1,857,745
                                                   ------------    ------------    ------------    ------------    ------------
                                                   $ 41,418,403    $ 42,901,514    $ 43,627,096    $ 43,688,293    $ 46,143,235
                                                   ============    ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing                             $  4,853,155    $  4,573,881    $  4,561,388    $  4,512,883    $  4,420,949
  Interest-bearing                                   27,101,228      27,935,020      27,424,262      27,509,608      26,761,914
                                                   ------------    ------------    ------------    ------------    ------------
    Total Deposits                                   31,954,383      32,508,901      31,985,650      32,022,491      31,182,863
Borrowed funds:
  Short-term borrowings:
    Federal funds purchased and securities
      sold under agreement to repurchase              3,136,794       2,630,399       1,862,753       1,996,812       2,548,869
    Commercial paper                                     26,750          36,750          38,750          27,750          49,435
    Other short-term borrowings                         725,045       1,816,220       1,620,673       1,108,580       2,264,254
                                                   ------------    ------------    ------------    ------------    ------------
       Total Short-term Borrowings                    3,888,589       4,483,369       3,522,176       3,133,142       4,862,558
  Long-term borrowings                                2,032,411       2,370,148       4,392,399       4,478,027       5,220,594
                                                   ------------    ------------    ------------    ------------    ------------
    Total Borrowed Funds                              5,921,000       6,853,517       7,914,575       7,611,169      10,083,152
Bank acceptances outstanding                             85,624          53,969          24,274         107,912         107,472
Other liabilities                                       316,662         297,692         342,689         488,777         968,289
                                                   ------------    ------------    ------------    ------------    ------------
    Total Liabilities                                38,277,669      39,714,079      40,267,188      40,230,349      42,341,776

Stockholders' equity:
  Common stock                                          138,857         139,028         139,050         139,105         142,825
  Surplus                                             1,051,634       1,056,452       1,058,291       1,058,733       1,214,063
  Undivided profits                                   2,130,595       2,196,513       2,264,476       2,333,285       2,397,684
  Treasury Stock                                        (38,696)        (73,941)        (18,988)        (67,135)              0
  Unearned restricted stock                              (4,216)         (8,088)         (7,673)         (6,952)         (6,098)
  Accumulated other comprehensive
    income(loss)                                       (137,440)       (122,529)        (75,248)            908          52,985
                                                   ------------    ------------    ------------    ------------    ------------
       Total Stockholders' Equity                     3,140,734       3,187,435       3,359,908       3,457,944       3,801,459
                                                   ------------    ------------    ------------    ------------    ------------
                                                   $ 41,418,403    $ 42,901,514    $ 43,627,096    $ 43,688,293    $ 46,143,235
                                                   ============    ============    ============    ============    ============

                                                                    ------------------------------------------------------------
                                                                       6/30/01         9/30/01        12/31/01         3/31/02
                                                                    ------------------------------------------------------------

ASSETS
Cash and due from banks                                             $  1,053,195    $  1,103,077    $  1,239,598    $    961,035
Interest-bearing deposits in other banks                                 906,987         982,838         667,186         251,668
Investment securities                                                     32,745          32,757          34,050          34,513
Securities available for sale                                          7,680,342       8,223,851       7,813,109       7,818,728
Trading account assets                                                   554,059         605,376         741,896         691,183
Mortgage loans held for sale                                             601,838         452,613         890,193         466,073
Federal funds sold and securities purchased
  under agreement to resell                                              345,598         189,043          92,543         199,051
Margin receivables                                                       550,749         595,624         523,941         565,863
Loans                                                                 31,057,354      31,128,869      31,136,977      31,002,399
Unearned income                                                          (94,401)       (218,026)       (251,629)       (250,754)
                                                                    ------------    ------------    ------------    ------------
    Loans, net of unearned income                                     30,962,953      30,910,843      30,885,348      30,751,645
Allowance for loan losses                                               (384,324)       (386,471)       (419,167)       (429,577)
                                                                    ------------    ------------    ------------    ------------
    Net Loans                                                         30,578,629      30,524,372      30,466,181      30,322,068
Premises and equipment                                                   621,792         623,103         647,176         644,264
Interest receivable                                                      291,590         286,584         249,630         236,423
Due from customers on acceptances                                         69,679          44,269          63,854          70,039
Other assets                                                           1,851,886       2,020,506       1,953,355       1,985,072
                                                                    ------------    ------------    ------------    ------------
                                                                    $ 45,139,089    $ 45,684,013    $ 45,382,712    $ 44,245,980
                                                                    ============    ============    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Non-interest-bearing                                              $  4,650,209    $  4,655,075    $  5,085,337    $  4,875,805
  Interest-bearing                                                    26,509,073      25,918,116      26,462,986      25,201,581
                                                                    ------------    ------------    ------------    ------------
    Total Deposits                                                    31,159,282      30,573,191      31,548,323      30,077,386
Borrowed funds:
  Short-term borrowings:
    Federal funds purchased and securities
      sold under agreement to repurchase                               1,939,036       2,817,611       1,803,177       2,277,608
    Commercial paper                                                      27,750          27,750          27,750          26,750
    Other short-term borrowings                                        2,392,543       2,315,063       2,267,473       2,146,743
                                                                    ------------    ------------    ------------    ------------
       Total Short-term Borrowings                                     4,359,329       5,160,424       4,098,400       4,451,101
  Long-term borrowings                                                 4,936,855       4,810,542       4,747,674       4,711,218
                                                                    ------------    ------------    ------------    ------------
    Total Borrowed Funds                                               9,296,184       9,970,966       8,846,074       9,162,319
Bank acceptances outstanding                                              69,679          44,269          63,854          70,039
Other liabilities                                                        787,584       1,146,792         888,696         849,160
                                                                    ------------    ------------    ------------    ------------
    Total Liabilities                                                 41,312,729      41,735,218      41,346,947      40,158,904

Stockholders' equity:
  Common stock                                                           143,209         143,275         143,801         144,272
  Surplus                                                              1,227,186       1,228,574       1,252,809       1,268,327
  Undivided profits                                                    2,446,779       2,518,202       2,591,962       2,679,307
  Treasury Stock                                                         (43,398)        (52,508)              0         (37,553)
  Unearned restricted stock                                              (13,899)        (12,511)        (11,234)        (19,470)
  Accumulated other comprehensive
    income(loss)                                                          66,483         123,763          58,427          52,193
                                                                    ------------    ------------    ------------    ------------
       Total Stockholders' Equity                                      3,826,360       3,948,795       4,035,765       4,087,076
                                                                    ------------    ------------    ------------    ------------
                                                                    $ 45,139,089    $ 45,684,013    $ 45,382,712    $ 44,245,980
                                                                    ============    ============    ============    ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                                  -----------------------------------------------------------
                                                                   3/31/00        6/30/00     9/30/00   12/31/00     3/31/01
                                                                  ---------       --------   --------   ---------    --------
Interest Income:
  Interest and fees on loans                                      $ 602,957       $633,868   $667,305   $ 684,013    $661,571
  Interest on securities:
    Taxable interest income                                         155,067        137,104    136,452     133,351     127,082
    Tax-exempt interest income                                       10,161         10,325     10,680      10,560      10,278
                                                                  ---------       --------   --------   ---------    --------
    Total Interest on Securities                                    165,228        147,429    147,132     143,911     137,360
  Interest on mortgage loans held for sale                           10,313          9,329      8,176       6,693       6,856
  Interest on margin receivables                                         --             --         --          --          --
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                                         1,129          1,370      1,672       1,366         522
  Interest on time deposits in other banks                              193            184        221         498         770
  Interest on trading account assets                                    409            407        188         252         189
                                                                  ---------       --------   --------   ---------    --------
    Total Interest Income                                           780,229        792,587    824,694     836,733     807,268

Interest Expense:
  Interest on deposits                                              319,177        342,894    358,033     352,156     338,107
  Interest on short-term borrowings                                  77,956         64,422     65,623      68,242      48,808
  Interest on long-term borrowings                                   28,980         36,580     58,919      72,464      73,219
                                                                  ---------       --------   --------   ---------    --------
    Total Interest Expense                                          426,113        443,896    482,575     492,862     460,134
                                                                  ---------       --------   --------   ---------    --------
    Net Interest Income                                             354,116        348,691    342,119     343,871     347,134

Provision for loan losses                                            29,177         27,804     32,746      37,372      28,500
                                                                  ---------       --------   --------   ---------    --------
    Net Interest Income After Provision
       for Loan Losses                                              324,939        320,887    309,373     306,499     318,634

Non-Interest Income:
  Brokerage and investment banking                                   11,172          9,547     11,173       9,411      10,330
  Trust department income                                            14,051         14,059     14,597      14,968      14,986
  Service charges on deposit accounts                                53,408         57,542     59,465      61,255      63,273
  Mortgage servicing and origination fees                            21,956         21,539     20,016      19,221      21,200
  Securities gains (losses)                                         (40,018)            67         28          (5)        474
  Other                                                             105,362         33,946     40,197      44,262      37,158
                                                                  ---------       --------   --------   ---------    --------
    Total Non-Interest Income                                       165,931        136,700    145,476     149,112     147,421

Non-Interest Expense:
  Salaries and employee benefits                                    147,253        146,244    144,868     150,492     159,391
  Net occupancy expense                                              15,858         16,811     18,583      19,423      18,508
  Furniture and equipment expense                                    16,997         17,320     18,880      21,016      17,727
  Other                                                              90,166         91,462     89,737     112,081      97,746
                                                                  ---------       --------   --------   ---------    --------
    Total Non-Interest Expense                                      270,274        271,837    272,068     303,012     293,372
                                                                  ---------       --------   --------   ---------    --------
    Income Before Income Taxes                                      220,596        185,750    182,781     152,599     172,683
Applicable income taxes                                              74,591         60,457     54,922      24,233      49,931
                                                                  ---------       --------   --------   ---------    --------
    Net Income                                                    $ 146,005       $125,293   $127,859   $ 128,366    $122,752
                                                                  =========       ========   ========   =========    ========
    Operating Income                                              $ 128,203(a)    $125,293   $127,859   $ 128,366    $122,752
                                                                  =========       ========   ========   =========    ========


                                                                   6/30/01        9/30/01    12/31/01    3/31/02
                                                                  ----------------------------------------------
Interest Income:
  Interest and fees on loans                                      $ 634,945       $606,811   $555,176   $512,435
  Interest on securities:
    Taxable interest income                                         110,720        104,008    104,109     95,382
    Tax-exempt interest income                                       10,510         10,151      9,495      8,666
                                                                  ---------       --------   --------   --------
    Total Interest on Securities                                    121,230        114,159    113,604    104,048
  Interest on mortgage loans held for sale                           11,391         11,556     11,937     12,816
  Interest on margin receivables                                      7,811          7,187      5,733      4,970
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                                         7,461          6,250      3,657      1,616
  Interest on time deposits in other banks                            4,859          4,028      1,426        211
  Interest on trading account assets                                  6,723          6,104      6,321      5,480
                                                                  ---------       --------   --------   --------
    Total Interest Income                                           794,420        756,095    697,854    641,576

Interest Expense:
  Interest on deposits                                              306,065        276,597    214,926    173,422
  Interest on short-term borrowings                                  57,952         45,907     35,441     29,986
  Interest on long-term borrowings                                   79,251         77,779     76,092     68,382
                                                                  ---------       --------   --------   --------
    Total Interest Expense                                          443,268        400,283    326,459    271,790
                                                                  ---------       --------   --------   --------
    Net Interest Income                                             351,152        355,812    371,395    369,786

Provision for loan losses                                            28,990         30,000     77,912     30,000
                                                                  ---------       --------   --------   --------
    Net Interest Income After Provision
       for Loan Losses                                              322,162        325,812    293,483    339,786

Non-Interest Income:
  Brokerage and investment banking                                  117,660        110,430    120,554    112,855
  Trust department income                                            15,098         13,749     12,848     15,747
  Service charges on deposit accounts                                66,939         67,190     69,861     66,034
  Mortgage servicing and origination fees                            24,431         21,924     29,527     24,679
  Securities gains (losses)                                              (7)         4,534     27,105      1,856
  Other                                                              51,749         46,398     57,370     57,437
                                                                  ---------       --------   --------   --------
    Total Non-Interest Income                                       275,870        264,225    317,265    278,608

Non-Interest Expense:
  Salaries and employee benefits                                    251,223        230,922    238,152    237,362
  Net occupancy expense                                              22,468         22,950     22,975     22,548
  Furniture and equipment expense                                    22,557         22,989     24,454     22,100
  Other                                                             139,962        121,800    133,097    120,350
                                                                  ---------       --------   --------   --------
    Total Non-Interest Expense                                      436,210        398,661    418,678    402,360
                                                                  ---------       --------   --------   --------
    Income Before Income Taxes                                      161,822        191,376    192,070    216,034
Applicable income taxes                                              49,023         56,177     53,886     61,971
                                                                  ---------       --------   --------   --------
    Net Income                                                    $ 112,799       $135,199   $138,184   $154,063
                                                                  =========       ========   ========   ========
    Operating Income                                              $ 130,611(b)    $135,199   $138,184   $154,063
                                                                  =========       ========   ========   ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                      -------------------------------------------------------------------------
                                                       3/31/00      6/30/00       9/30/00     12/31/00      3/31/01     6/30/01
                                                      -------------------------------------------------------------------------
Average shares outstanding--during quarter             221,299      220,264       220,424      221,062      214,872     227,603
Average shares outstanding--during
   quarter, diluted                                    222,549      221,426       221,615      222,366      216,648     230,422
Actual shares outstanding--end of quarter              220,422      219,095       221,612      219,769      228,520     227,634
Operating income per share                            $   0.58     $   0.57      $   0.58     $   0.58     $   0.57    $   0.57
Operating income per share, diluted                   $   0.58     $   0.57      $   0.58     $   0.58     $   0.57    $   0.57
Operating income per share, diluted as adjusted
  for the adoption of FAS 142*                        $   0.60     $   0.59      $   0.61     $   0.61     $   0.60    $   0.63
Net income per share                                  $   0.66     $   0.57      $   0.58     $   0.58     $   0.57    $   0.50
Net income per share, diluted                         $   0.66     $   0.57      $   0.58     $   0.58     $   0.57    $   0.49
Dividends per share                                   $   0.27     $   0.27      $   0.27     $   0.27     $   0.28    $   0.28

Taxable equivalent net interest income                $359,914     $354,571      $347,956     $359,154     $368,365    $373,008


                                                      -----------------------------------
                                                       9/30/01     12/31/01       3/31/02
                                                      -----------------------------------
Average shares outstanding--during quarter             227,657      228,618       229,958
Average shares outstanding--during
   quarter, diluted                                    230,383      230,610       233,165
Actual shares outstanding--end of quarter              227,410      230,081       229,684
Operating income per share                            $   0.59     $   0.60      $   0.67
Operating income per share, diluted                   $   0.59     $   0.60      $   0.66
Operating income per share, diluted as adjusted
  for the adoption of FAS 142*                        $   0.65     $   0.66      $   0.66
Net income per share                                  $   0.59     $   0.60      $   0.67
Net income per share, diluted                         $   0.59     $   0.60      $   0.66
Dividends per share                                   $   0.28     $   0.28      $   0.29

Taxable equivalent net interest income                $378,177     $394,499      $388,104

(a) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

(b) Operating income excludes merger and other non-recurring charges of $23.3 million pre-tax ($17.8 million after tax or $.08 per diluted share).

*Operating income assuming FAS 142 (which eliminated amortization of excess purchase price) was adopted at the beginning of the period presented.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                         Three Months Ended
                                                            March 31
                                                    --------------------------
                                                      2002              2001
                                                    --------          --------
Interest Income:
  Interest and fees on loans                        $512,435          $661,571
  Interest on securities:
    Taxable interest income                           95,382           127,082
    Tax-exempt interest income                         8,666            10,278
                                                    --------          --------
    Total Interest on Securities                     104,048           137,360
  Interest on mortgage loans held for sale            12,816             6,856
  Interest on margin receivables                       4,970                --
  Income on federal funds sold and
    securities purchased under agreement
    to resell                                          1,616               522
  Interest on time deposits in other banks               211               770
  Interest on trading account assets                   5,480               189
                                                    --------          --------
    Total Interest Income                            641,576           807,268

Interest Expense:
  Interest on deposits                               173,422           338,107
  Interest on short-term borrowings                   29,986            48,808
  Interest on long-term borrowings                    68,382            73,219
                                                    --------          --------
    Total Interest Expense                           271,790           460,134
                                                    --------          --------
    Net Interest Income                              369,786           347,134

Provision for loan losses                             30,000            28,500
                                                    --------          --------
    Net Interest Income After Provision
       for Loan Losses                               339,786           318,634

Non-Interest Income:
  Brokerage and investment banking                   112,855            10,330
  Trust department income                             15,747            14,986
  Service charges on deposit accounts                 66,034            63,273
  Mortgage servicing and origination fees             24,679            21,200
  Securities gains (losses)                            1,856               474
  Other                                               57,437            37,158
                                                    --------          --------
    Total Non-Interest Income                        278,608           147,421

Non-Interest Expense:
  Salaries and employee benefits                     237,362           159,391
  Net occupancy expense                               22,548            18,508
  Furniture and equipment expense                     22,100            17,727
  Other                                              120,350            97,746
                                                    --------          --------
    Total Non-Interest Expense                       402,360           293,372
                                                    --------          --------
    Income Before Income Taxes                       216,034           172,683
Applicable income taxes                               61,971            49,931
                                                    --------          --------
    Net Income                                      $154,063          $122,752
                                                    ========          ========
    Operating Income                                $154,063          $122,752
                                                    ========          ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                                Three Months Ended
                                                                     March 31
                                                           -----------------------------
                                                               2002               2001
                                                           -----------       -----------
Average shares outstanding--year-to-date                       229,958           214,872
Average shares outstanding--year-to-date, diluted              233,165           216,648
Actual shares outstanding--end of quarter                      229,684           228,520

Operating income per share                                 $      0.67       $      0.57
Operating income per share, diluted                        $      0.66       $      0.57
Operating income per share, diluted as adjusted
    for the adoption of FAS 142*                           $      0.66       $      0.60
Net income per share                                       $      0.67       $      0.57
Net income per share, diluted                              $      0.66       $      0.57
Dividends per share                                        $      0.29       $      0.28

Taxable equivalent net interest income                     $   388,104       $   368,365


*Operating income assuming FAS 142 (which eliminated amortization of excess purchase price) was adopted at the beginning of the period presented.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)


                                   Quarter Ended           Quarter Ended            Quarter Ended           Quarter Ended
                                         9/30/00                12/31/00                  3/31/01                 6/30/01
                                     ----------------------  -----------------------  ----------------------  ----------------------
                                         Average    Yield/       Average     Yield/       Average    Yield/       Average     Yield/
                                         Balance      Rate       Balance       Rate       Balance      Rate       Balance       Rate
                                     ------------ ---------  ------------  ---------  ------------ ---------  ------------  --------
ASSETS
Earning assets:
 Taxable securities                  $ 8,405,165     6.45%   $ 8,246,431      6.52%   $ 7,951,812     6.59%   $ 7,200,791      6.28%
 Non-taxable securities                  820,542     7.59%       809,505      7.51%       800,267     7.67%       806,045      7.76%
 Federal funds sold                      102,581     6.48%        84,019      6.47%        36,995     5.72%       675,822      4.43%
 Margin receivables                           --                      --                       --                 554,202      5.65%
 Loans, net of unearned income        30,799,374     8.63%    31,319,500      8.80%    31,274,169     8.76%    30,965,337      8.41%
 Int. bear. deposits in oth. bnks         12,845     6.84%        31,410      6.31%        82,118     3.80%       504,709      3.86%
 Mortgages held for sale                 330,682     9.84%       258,762     10.29%       316,661     8.78%       597,253      7.65%
 Trading account assets                   11,961     7.11%        14,503      8.69%        15,598     5.62%       557,452      5.15%
                                     -----------             -----------              -----------             -----------
  Total earning assets                40,483,150     8.16%    40,764,130      8.31%    40,477,620     8.30%    41,861,611      7.82%
Allowance for loan losses               (363,586)               (374,738)                (381,552)               (385,317)
Cash and due from banks                1,046,548               1,010,589                  993,091                 911,506
Other non-earning assets               2,055,988               2,109,558                2,273,684               2,876,167
                                     -----------             -----------              -----------             -----------

                                     $43,222,100             $43,509,539              $43,362,843             $45,263,967
                                     ===========             ===========              ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                  $ 1,305,032     1.50%   $ 1,262,885      1.49%   $ 1,230,782     1.45%   $ 1,243,006      1.35%
   Interest bearing transaction
    accounts                             393,976     4.48%       395,865      3.41%       430,375     3.24%       517,484      1.94%
   Money market accounts              10,014,333     4.33%    10,235,426      4.43%    11,483,296     4.16%    12,132,752      3.42%
   Certificates of deposit of
    $100,000 or more                   4,212,396     6.22%     4,090,534      6.45%     4,257,824     6.33%     4,419,525      6.02%
   Other interest-bearing accounts    11,522,007     6.00%    10,579,493      6.16%     9,531,435     6.21%     8,004,372      6.49%
   Federal funds purchased             2,231,550     6.64%     2,769,611      6.60%     2,153,236     5.76%     2,203,347      4.69%
   Commercial paper                       36,815     6.30%        45,376      6.36%        28,232     6.52%        27,273      6.74%
   Other short-term borrowings         1,728,085     6.40%     1,342,578      6.38%     1,108,518     6.49%     2,436,632      5.22%
   Long-term borrowings                3,583,967     6.54%     4,403,511      6.55%     4,540,679     6.54%     4,974,303      6.39%
                                     -----------             -----------              -----------             -----------
    Total int-bearing liabilities     35,028,161     5.48%    35,125,279      5.58%    34,764,377     5.37%    35,958,694      4.94%
Non-interest bearing deposits          4,579,901               4,590,119                4,422,644               4,579,814
Other liabilities                        344,654                 383,205                  817,322                 938,886
Stockholders' equity                   3,269,384               3,410,936                3,358,500               3,786,573
                                     -----------             -----------              -----------             ------------
                                     $43,222,100             $43,509,539              $43,362,843             $45,263,967
                                     ===========             ===========              ===========             ===========

Net yield on interest earning assets                 3.42%                    3.51%                   3.69%                    3.57%



                                       Quarter Ended           Quarter Ended           Quarter Ended
                                             9/30/01                12/31/01                 3/31/02
                                       ------------------------  -----------------------  ----------------------
                                             Average    Yield/       Average     Yield/       Average    Yield/
                                             Balance      Rate       Balance       Rate       Balance      Rate
                                       -------------    -------  -----------   ---------  ------------ ---------
ASSETS
Earning assets:
 Taxable securities                      $ 6,956,357     6.04%   $ 7,333,574      5.75%   $ 7,205,061     5.49%
 Non-taxable securities                      783,282     8.64%       759,771      7.71%       670,362     8.16%
 Federal funds sold                          747,409     3.32%       757,139      1.92%       498,187     1.32%
 Margin receivables                          538,694     5.29%       501,965      4.53%       541,069     3.50%
 Loans, net of unearned income            30,839,867     7.99%    30,714,891      7.35%    30,642,779     6.93%
 Int. bear. deposits in oth. bnks            459,378     3.48%       192,941      2.93%        38,512     2.22%
 Mortgages held for sale                     578,576     7.92%       703,039      6.74%       729,369     7.13%
 Trading account assets                      511,547     5.01%       604,931      4.40%       603,486     3.90%
                                         -----------             -----------              -----------
  Total earning assets                    41,415,110     7.47%    41,568,251      6.87%    40,928,825     6.54%
Allowance for loan losses                   (386,641)               (385,010)                (423,057)
Cash and due from banks                      901,067                 926,564                  963,186
Other non-earning assets                   2,952,938               2,979,964                3,241,602
                                         -----------             -----------              -----------

                                         $44,882,474             $45,089,769              $44,710,556
                                         ===========             ===========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                      $ 1,261,356     1.09%   $ 1,309,170      0.62%   $ 1,361,590     0.53%
   Interest bearing transaction
    accounts                                 578,406     1.79%       697,458      1.29%       797,264     1.24%
   Money market accounts                  12,441,249     2.84%    12,459,037      1.82%    13,125,489     1.44%
   Certificates of deposit of
    $100,000 or more                       4,086,712     5.65%     3,494,586      5.11%     3,119,462     4.37%
   Other interest-bearing accounts         7,729,754     6.38%     8,306,278      5.12%     7,614,430     4.74%
   Federal funds purchased                 1,986,078     3.64%     1,756,757      2.27%     1,611,494     1.79%
   Commercial paper                           27,750     6.55%        27,750      6.18%        27,272     5.06%
   Other short-term borrowings             2,362,939     4.57%     2,398,048      4.13%     2,261,062     4.05%
   Long-term borrowings                    4,867,355     6.34%     4,788,755      6.30%     4,741,976     5.85%
                                         -----------             -----------              -----------
    Total int-bearing liabilities         35,341,599     4.51%    35,237,839      3.66%    34,660,039     3.18%
Non-interest bearing deposits              4,682,012               4,847,132                4,842,479
Other liabilities                            947,713                 981,737                1,126,828
Stockholders' equity                       3,911,150               4,023,061                4,081,210
                                         -----------             -----------              -----------
                                         $44,882,474             $45,089,769              $44,710,556
                                         ===========             ===========              ===========

Net yield on interest earning assets                     3.62%                    3.77%                   3.85%

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                               --------------------------------------------------------------------------
                                                9/30/00   12/31/00    3/31/01    6/30/01    9/30/01   12/31/01    3/31/02
                                               --------   --------   --------   --------   --------   --------   --------
Balance at beginning of period                 $363,475   $373,699   $376,508   $381,570   $384,324   $386,471   $419,167

Net loans charged off (recovered):
  Commercial                                      7,480     22,845     14,390     16,048     17,361     36,647      7,304
  Real estate                                     4,881      2,000        804      2,035      1,798      2,041      3,024
  Installment                                    13,444      9,718      8,244      8,153      8,694     10,626      9,262
                                               --------   --------   --------   --------   --------   --------   --------
      Total                                      25,805     34,563     23,438     26,236     27,853     49,314     19,590
Allowance of acquired banks                       3,283          0          0          0          0      4,098          0
Provision charged to expense                     32,746     37,372     28,500     28,990     30,000     77,912     30,000
                                               --------   --------   --------   --------   --------   --------   --------

Balance at end of period                       $373,699   $376,508   $381,570   $384,324   $386,471   $419,167   $429,577
                                               ========   ========   ========   ========   ========   ========   ========

Non-performing Assets:
Loans on a non-accruing basis                  $200,419   $197,974   $227,552   $259,291   $256,810   $269,764   $277,939
Renegotiated loans                               13,403     12,372     11,024     14,223     18,150     42,807     42,183
Foreclosed property ("Other
   real estate")                                 23,270     28,442     29,012     29,257     31,198     40,872     44,008
                                               --------   --------   --------   --------   --------   --------   --------
   Total NPA excluding past due
    loans                                      $237,092   $238,788   $267,588   $302,771   $306,158   $353,443   $364,130
                                               --------   --------   --------   --------   --------   --------   --------
Loans past due 90 days or more                 $ 36,543   $ 35,903   $ 40,923   $ 41,736   $ 41,895   $ 46,845   $ 44,914
                                               --------   --------   --------   --------   --------   --------   --------
   Total NPA including past due
    loans                                      $273,635   $274,691   $308,511   $344,507   $348,053   $400,288   $409,044
                                               ========   ========   ========   ========   ========   ========   ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)


                                                                    Three Months Ended
                                                                        March 31
                                                   ---------------------------------------------------
                                                           2002                         2001
                                                   ---------------------        ----------------------
                                                     Average      Yield/          Average      Yield/
                                                     Balance       Rate           Balance       Rate
                                                   -----------    ------        -----------    -------
ASSETS

Earning assets:
   Taxable securities                              $ 7,205,061      5.49%       $ 7,951,812     6.59%
   Non-taxable securities                              670,362      8.16%           800,267     7.67%
   Federal funds sold                                  498,187      1.32%            36,995     5.72%
   Margin receivables                                  541,069      3.50%               --
   Loans, net of unearned income                    30,642,779      6.93%        31,274,169     8.76%
   Int. bear. deposits in oth. bnks                     38,512      2.22%            82,118     3.80%
   Mortgages held for sale                             729,369      7.13%           316,661     8.78%
   Trading account assets                              603,486      3.90%            15,598     5.62%
                                                   -----------                  -----------
    Total earning assets                            40,928,825      6.54%        40,477,620     8.30%
Allowance for loan losses                             (423,057)                    (381,552)
Cash and due from banks                                963,186                      993,091
Other non-earning assets                             3,241,602                    2,273,684
                                                   -----------                  -----------

                                                   $44,710,556                  $43,362,843
                                                   ===========                  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   Savings accounts                                 $1,361,590      0.53%       $ 1,230,782     1.45%
   Interest bearing transaction
    accounts                                           797,264      1.24%           430,375     3.24%
   Money market accounts                            13,125,489      1.44%        11,483,296     4.16%
   Certificates of deposit of
    $100,000 or more                                 3,119,462      4.37%         4,257,824     6.33%
   Other int-bearing accounts                        7,614,430      4.74%         9,531,435     6.21%
   Federal funds purchased                           1,611,494      1.79%         2,153,236     5.76%
   Commercial paper                                     27,272      5.06%            28,232     6.52%
   Other short-term borrowings                       2,261,062      4.05%         1,108,518     6.49%
   Long-term borrowings                              4,741,976      5.85%         4,540,679     6.54%
                                                   -----------                  -----------
    Total int-bearing liabilities                   34,660,039      3.18%        34,764,377     5.37%
Non-interest bearing deposits                        4,842,479                    4,422,644
Other liabilities                                    1,126,828                      817,322
Stockholders' equity                                 4,081,210                    3,358,500
                                                   -----------                  -----------

                                                   $44,710,556                  $43,362,843
                                                   ===========                  ===========

Net yield on int. earning assets                                    3.85%                       3.69%

                                                     Three Months Ended
                                                         March 31
                                                --------------------------
Allowance For Loan Losses:                         2002              2001
                                                --------          --------
Balance at beginning of year                    $419,167          $376,508

Net loans charged off:
  Commercial                                       7,304            14,390
  Real estate                                      3,024               804
  Installment                                      9,262             8,244
                                                --------          --------
      Total                                       19,590            23,438
Allowance of acquired banks                            0                 0
Provision charged to expense                      30,000            28,500
                                                --------          --------

Balance at end of period                        $429,577          $381,570
                                                ========          ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                               -------------------------------------------------------------
                                                                3/31/00      6/30/00      9/30/00      12/31/00     3/31/01
                                                               -------------------------------------------------------------

Return on average assets*                                           1.21%        1.19%        1.18%        1.17%        1.15%

Return on average equity*                                          16.60%       16.01%       15.56%       14.97%       14.82%

Stockholders' equity per share                                 $   14.25    $   14.55    $   15.16    $   15.73    $   16.64

Stockholders' equity to total assets                                7.58%        7.43%        7.70%        7.92%        8.24%

Allowance for loan losses as a percentage of loans,
   net of unearned income                                           1.21%        1.20%        1.20%        1.20%        1.23%

Loans, net of unearned income, to total deposits                   91.01%       93.49%       97.56%       97.98%       99.81%

Net charge-offs as a percentage of average loans**                  0.23%        0.23%        0.33%        0.44%        0.30%

Total non-performing assets (excluding loans 90 days
   past due) as a percentage of loans and
   other real estate                                                0.74%        0.71%        0.76%        0.76%        0.86%

Total non-performing assets (including loans 90 days
   past due) as a percentage of loans and
   other real estate                                                0.96%        0.93%        0.88%        0.87%        0.99%


                                                                       --------------------------------------------------
                                                                        6/30/01      9/30/01       12/31/01     3/31/02
                                                                       --------------------------------------------------
Return on average assets*                                                   1.16%         1.20%        1.22%         1.40%

Return on average equity*                                                  13.84%        13.71%       13.63%        15.31%

Stockholders' equity per share                                         $   16.81    $    17.36    $   17.54    $    17.71

Stockholders' equity to total assets                                        8.48%         8.64%        8.89%         9.24%

Allowance for loan losses as a percentage of loans,
   net of unearned income                                                   1.24%         1.25%        1.36%         1.40%

Loans, net of unearned income, to total deposits                           99.37%       101.10%       97.90%       102.24%

Net charge-offs as a percentage of average loans**                          0.34%         0.36%        0.64%         0.26%

Total non-performing assets (excluding loans 90 days
   past due) as a percentage of loans and
   other real estate                                                        0.98%         0.99%        1.14%         1.18%

Total non-performing assets (including loans 90 days
   past due) as a percentage of loans and
   other real estate                                                        1.11%         1.12%        1.29%         1.33%


*Annualized based on operating income.
**Annualized